AirXpanders®

ARBN 28 604 398 423

For all enquiries:

Phone:
(within Australia) 1300 850 505
(outside Australia) 61 3 9415 4000

Web:
www.investorcentre.com/contact

AXP

MR SAM SAMPLE
123 SAMPLE STREET
SAMPLETOWN VIC 3000

Make your payment:

See overleaf for details of the Offer and how to make your payment

Non-Renounceable Rights Issue — Entitlement and Acceptance Form

Your payment must be received by 5:00pm (AEST) 22 August 2018

This is an important document that requires your immediate attention. It can only be used in relation to the shareholding represented by the details printed overleaf. If you are in doubt about how to deal with this form, please contact your financial or other professional adviser.

Step 1: Registration Name & Offer Details

Details of the securityholding and entitlements for this rights issue are shown overleaf.

Please check the details provided and update your address via www.investorcentre.com if any of the details are incorrect.

If you have a CHESS sponsored holding, please contact your Controlling Participant to notify a change of address.

Step 2: Make Your Payment

You can apply to accept either all or part of your Entitlement. By making your payment you confirm that you agree to all of the terms and conditions as detailed in the U.S Prospectus and the Australian Offer Booklet.

Choose one of the payment methods shown below.

BPAY®: See overleaf. Do not return the payment slip with BPAY payment.

By Mail: Complete the reverse side of the payment slip and detach and return with your payment. Make your cheque, bank draft or money order payable in Australian dollars to "**AirXpanders Inc**" and cross "**Not Negotiable**". The cheque must be drawn from an Australian bank. Cash is not accepted.

Payment will be processed on the day of receipt and as such, sufficient cleared funds must be held in your account as cheques received may not be re-presented and may result in your Application being rejected. Paperclip (do not staple) your cheque(s) to the payment slip. Receipts will not be forwarded. Funds cannot be debited directly from your account.

Entering your contact details is not compulsory, but will assist us if we need to contact you.

Turn over for details of the Offer →

AirXpanders Inc Non-Renounceable Rights Issue
Payment must be received by 5:00pm (AEST) 22 August 2018

Entitlement and Acceptance Form

X9999999991 IND

STEP 1 Registration Name & Offer Details

For your security keep your SRN/HIN confidential.

Registration Name: MR SAM SAMPLE
123 SAMPLE STREET
SAMPLETOWN VIC 3000

Entitlement No: 12345678

Offer Details:

Existing CDIs (or shares) entitled to participate as at 7:00pm (AEST) 08 August 2018:	
Entitlement to New CDIs on a 15 New CDIs for 16 CDIs held basis:	
Amount payable on full acceptance at $0.075 per New CDI:	

STEP 2 Make Your Payment

Biller Code: 999999
Ref No: 1234 5678 9123 4567 89

Contact your financial institution to make your payment from your cheque or savings account.

Pay by Mail:

Make your cheque, bank draft or money order payable to "**AirXpanders Inc**" and cross "**Not Negotiable**".
Return your cheque with the below payment slip to:
Computershare Investor Services Pty Limited
GPO BOX 505 Melbourne Victoria 3001 Australia

Lodgement of Acceptance
If you are applying for New CDIs and your payment is being made by BPAY, you do not need to return the payment slip below. Your payment must be received by no later than 5:00pm (AEST) 22 August 2018. Applicants should be aware that their own financial institution may implement earlier cut off times with regards to electronic payment, and should therefore take this into consideration when making payment. Neither Computershare Investor Services Pty Limited (CIS) nor AirXpanders Inc accepts any responsibility for loss incurred through incorrectly completed BPAY payments. It is the responsibility of the applicant to ensure that funds submitted through BPAY are received by this time.
If you are paying by cheque, bank draft or money order the payment slip below must be received by CIS by no later than 5:00pm (AEST) 22 August 2018. You should allow sufficient time for this to occur. A reply paid envelope is enclosed for shareholders in Australia. Other Eligible Holders will need to affix the appropriate postage. Return the payment slip below with cheque attached. Neither CIS nor AirXpanders Inc accepts any responsibility if you lodge the payment slip below at any other address or by any other means.

Detach here

AirXpanders Inc Acceptance Payment Details

Entitlement taken up: ☐☐☐☐☐☐☐☐

Amount enclosed at $0.075 per New CDI: A$ ☐☐☐☐☐☐ . ☐☐

Entitlement No: 12345678

MR SAM SAMPLE
123 SAMPLE STREET
SAMPLETOWN VIC 3000

Payment must be received by 5:00pm (AEST) 22 August 2018

Contact Details

Contact Name ______________________ **Daytime Telephone** ______________

Cheque Details

Drawer	Cheque Number	BSB Number	Account Number	Amount of Cheque
				A$

123456789123456789+0000000001-3051+14